CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278134 on Form S-6 of our report dated May 3, 2024, relating to the financial statement of FT 11445, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2024-1, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 3, 2024